Exhibit 15.2

Consent of Independent Registered Certified Public Accounting Firm

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-137695) of América Móvil, S.A.B. de C.V., and the Registration Statement on Form F-3 (No. 333-137695-01) of Radiomóvil Dipsa, S.A. de C.V. of our report dated June 23, 2009, relating to the financial statements of TracFone Wireless, Inc., which appears in this Annual Report (Form 20-F) of América Móvil, S.A.B. de C.V.

/s/ BDO SEIDMAN, LLP

Miami, Florida

June 23, 2009